Exhibit 23.1

                                                          Deloitte & Touche LLP
                                                          800 - 100 Queen Street
                                                          Ottawa ON  K1P 5T8

[LOGO] Deloitte                                           Tel: (613) 236-2442
                                                          Fax: (613) 236-2195
                                                          www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement, file number 0-49984, of Mitel Networks Corporation on Form S-8 of our report dated June 3, 2004, appearing in the Annual Report on Form 20-F of Mitel Networks Corporation for the year ended April 25, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Ottawa, Canada
November 26, 2004